SB EXHIBIT 3.0

                            ARTICLES OF INCORPORATION


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                            ARTICLES OF INCORPORATION

                                       OF

                              NELX MARKETING, INC.


         I, the undersigned natural person, being more than twenty-one (21) years of age, acting as incorporator of a corporation under the Colorado Corporation Act adopt the following Articles of Incorporation for such corporation.


                                    ARTICLE I

         The name of the corporation is: NELX MARKETING, INC., and its principal place of business shall be: 10200 W. 44th Ave., #400, Wheat Ridge, CO 80033.


                                   ARTICLE II

         The period of duration of the corporation shall be perpetual.


                                   ARTICLE III

         The purposes for which the corporation is organized are:
to engage in any purpose or type of business lawful in the State of Colorado and the United States of America, as the Board of Directors may deem convenient and proper.


                                   ARTICLE IV

           The corporation shall have and may exercise all the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado, including entering into partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, and other arrangements for carrying on one or more of the purposes set forth in Article III of these Articles of Incorporation.


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                                    ARTICLE V

           A. AUTHORIZED SHARES. The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock at no par value each and 1,000,000 Preferred shares at $.10 par value "with such rights and preferences and in such classes as the Board may hereafter determine.

         B. TRANSFER RESTRICTIONS. The Corporation shall have the right by appropriate action to impose restrictions on the transfer of any shares of its common stock, or any interest therein, from time to time issued, provided that such restrictions as may from time to time be so imposed or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares of common stock.

         C. PRE-EMPTIVE RIGHTS. A holder of any of the shares of the Common Stock of the Corporation shall not be entitled as of right to purchase or subscribe for any unissued or treasurer shares of any class, or any additional shares of any class to be issued by reason of any increase of the authorized shares of the Corporation of any class, or any bonds, certificates of indebtedness, debentures, or other securities, rights, warrants, or options convertible into shares of the Corporation or carrying any right to purchase shares of any class.

         D. CUMULATIVE VOTING. Cumulative voting shall not be allowed in the election of directors in the manner provided by the Colorado Code.

         E.  QUORUM.   One-third  (1/3rd)  of  the  outstanding  shares  of  the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.


                                   ARTICLE VI

         A. BOARD OF DIRECTORS. The number of directors of this corporation shall be fixed in accordance with the bylaws. As long as the number of directors shall not be less than three:

1. No shares of this corporation may be issued and held of record by more shareholders that there are directors;

2. Any shares issued in violation of this paragraph shall be null and void;


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3. This  provision shall also constitute a restriction on the transfer of shares and the legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors.

         B. INITIAL BOARD OF DIRECTORS. The initial Board of Directors of the Corporation shall consist of three members, until such time as more than three directors are elected, who need not be a shareholder of the Corporation or resident of the State of Colorado.

         The name and address of the person who is to serve as the initial director of the Corporation until the first annual meeting of shareholders, and until his successors shall be elected and shall qualify is as follows:


         Ron Powell           10200 W. 44th Ave., #400
                              Wheat Ridge, CO 80033

                                   ARTICLE VII

         No contract or other transaction between the Corporation or any other person, firm, partnership, corporation, trust, joint venture, syndicate or other entity shall be in any way affected or invalidated solely by reason of the fact that any director or officer of the Corporation is pecuniarily or otherwise interested in, or is a director or officer of any entity which may be a party to or may be interested in a contract or other transaction of the Corporation.


                                  ARTICLE VIII

         The address of the initial registered agent of the corporation is 10200
W. 44th Ave. #400, Wheat Ridge, CO 80033 and the initial registered agent is Ron Powell.


                                                      --------------------------
                                                      Ron Powell


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                                   ARTICLE IX

         The corporation reserves the right to amend, alter, change or repeal any provisions contained in, or add any provisions to its Articles of Incorporation from time to time in any manner now or hereafter prescribed or permitted by the Colorado Code.

                                    ARTICLE X

         The name and address of the Incorporator of the Corporation is as follows:

         NAME                                                 ADDRESS
Ron Powell                                           10200 W. 44th Ave., #400
                                                     Wheat Ridge, CO 80033


         IN WITNESS WHEREOF, the undersigned, being the Incorporator in Article X of the annexed and foregoing Articles of Incorporation, has executed said Articles of Incorporation as of this 9th day of February, 1996.


                                   ------------------------------
                                   Ron Powell

STATE OF COLORADO  )
                   ) SS.
COUNTY OF JEFFERSON)

         I, Candi M. Cole, a Notary Public, hereby certify that on the day of February, 1996, Ron Powell personally appeared before me, who being first duly sworn, declares that he is the person who signed the foregoing Articles of Incorporation as Incorporator for NELX MARKETING, INC., and that the statements therein are true.

         IN WITNESS WHEREOF I have hereto set my hand and seal this day of February, 1996.

         My Commission expires:
                           2/24/98
                                                     ---------------------------
                                                     Notary Public
                                                     10200 W. 44th Ave., #400
                                                     Wheat Ridge, CO 80033